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                                                                     Exhibit 5.1


                [Letterhead of Wilson Sonsini Goodrich & Rosati]



                                June 10, 1999


Quantum Corporation
500 McCarthy Boulevard
Milpitas, CA 95035


Ladies and Gentlemen:

     This opinion letter is furnished to you in connection with the Registration Statement on Form S-4, as amended (the "Registration Statement") of Quantum Corporation, a Delaware corporation (the "Company"), relating to the issuance of shares of Quantum Corporation-DSSG Common Stock, par value $.01 per share (the "DSSG Stock") and shares of Quantum Corporation-HDDG Common Stock, par value $.01 per share (the "HDDG Stock").

     We have examined, and have relied as to matters of fact upon, a copy of the Registration Statement, and originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the shares of DSSG Stock and HDDG Stock to be issued by the Company have been duly authorized (subject only to the approval of the tracking stock proposal by a majority of the outstanding shares of your existing common stock and the filing and acceptance of the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware) and, when issued in accordance with the Registration Statement, will be legally issued, fully paid and nonassessable.

     We are members of the Bar of the State of California and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

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     This opinion letter is rendered to you in connection with the above described transaction. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein under the caption "Legal Opinions."


                                Very truly yours,


                                /s/ Wilson Sonsini Goodrich & Rosati
                                ------------------------------------
                                WILSON SONSINI GOODRICH & ROSATI